EXHIBIT 99.1

Contact:	Larry Keener Chairman and Chief Executive Officer (972) 991-2422

PALM HARBOR HOMES ANNOUNCES COMPLETION
OF $141 MILLION 2005 SECURITIZATION BY COUNTRYPLACE MORTGAGE

DALLAS, Texas (July 12, 2005) - Palm Harbor Homes, Inc. (Nasdaq/NM:PHHM) today announced that CountryPlace Mortgage, Ltd., the Company’s 80 percent owned full-service chattel lender subsidiary, has closed CountryPlace Manufactured Housing Contract Trust 2005-1, a $141 million Rule 144A securitization, which represents the first time a new issuer has issued manufactured housing asset-backed securities in this decade. The securitization consists of asset-backed certificates secured by a portfolio of chattel mortgage and land-and-home mortgage loans originated and serviced by CountryPlace Mortgage. The proceeds from the securitization will be used to repay borrowings from its warehouse facility and to originate new loans. The securities were offered and sold only to “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended.

     Palm Harbor Homes is one of the nation’s leading manufacturers and marketers of factory-built homes. The Company markets nationwide through vertically integrated operations, encompassing manufactured housing, modular housing, chattel and mortgage bank financing, as well as insurance.

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15303 Dallas Parkway, Suite 800, Addison, TX 75001 • Voice: (972) 991-2422 • Fax: (972) 991-5949 www.palmharbor.com